UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

SAN JUAN BASIN ROYALTY TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On November 1, 2016, the San Juan Basin Royalty Trust gave the following presentation to representatives of Institutional Shareholder Services Inc.:

San Juan Basin Royalty Trust
Compass Bank, Trustee
Presentation to ISS:
Solicitation of Proxies Against
Southwest Bank’s Takeover as Trustee
November 1, 2016
Name
Title
[telephone]
[email]
[Month Year]

Table of Contents
1.
The San Juan Basin Royalty Trust
2.
The Trustee Has a Limited Role
3.
Neither the Trust Nor the Unit Holders Benefit From a Change in Trustee
4.
Compass Bank Is Well Equipped to Serve as Trustee
5.
Compass Bank’s Royalty Trust Team
6.
Southwest Bank
7.
Southwest
Bank
Does
Not
Offer
Any
Substantial
Benefit
to
the
Trust
8.
Southwest Bank’s Strategy
9.
Disclaimer

The San Juan Basin Royalty Trust
•
The Trust was formed in 1980, and Compass Bank became the trustee in
2006.
In
2007,
BBVA
acquired
Compass
Bank’s
parent
company.
•
The Trust’s principal asset is a 75% net overriding royalty interest in certain oil and gas interests located in the San Juan Basin of New Mexico. The royalty interest entitles the Trust to receive 75% of the net proceeds from the oil and gas interests, subject to certain adjustments.
•
Burlington Resources Oil & Gas Company LP, a wholly-owned subsidiary of
ConocoPhillips, is the principal operator of the oil and gas interests underlying the royalty.
•
The Trust has no operations other than receiving royalty revenues and interest income, which it audits and distributes to unit holders periodically.
•
The units of the Trust are publicly traded on the New York Stock Exchange.

The Trustee Has a Limited Role
•
The Trust, including the duties of the trustee, are governed by a trust indenture.
•
The trustee’s primary function is to collect royalty revenue, pay the expenses of the Trust and distribute the remainder to the unit holders.
•
The trustee may establish cash reserves for future liabilities.
•
The trustee may engage consultants and legal counsel to audit royalty payments and address public company disclosure and governance requirements. Such expenses are borne by the Trust.
•
The trustee has no role in operating the oil and gas interests underlying the royalty.
•
The fees paid to the trustee are fixed by the trust indenture.

Neither the Trust Nor the Unit Holders Benefit from a Change in Trustee
•
Southwest Bank points to no defects in Compass Bank’s performance at any time in
Compass Bank’s 10-year tenure as trustee.
Compass Bank has demonstrated that it can administer all aspects of the Trust.
This has been true during the last year since Lee Ann Anderson, a former
Compass Bank trust officer, left to join Southwest Bank.
Compass Bank’s team administering the Trust is robust, with the right experience, skill set, and size for efficient administration.  This model has worked for over 10 years.

Neither the Trust Nor the Unit Holders Benefit from a Change in Trustee
(cont’d)
•
The potential benefits Southwest Bank purports to offer will have no impact on the
Trust or the unit holders and do not merit a change in trustee:
Southwest Bank admits that since trustee fees are defined by the trust indenture, there is not a significant difference between the fees charged by
Southwest Bank compared to Compass Bank.
Lee Ann Anderson is not an essential component of administration of the Trust.
If Southwest Bank is appointed trustee, it would continue to rely on the same team of external litigation, audit, accounting and reserve engineering experts
Compass Bank currently uses.
Contrary to Southwest Bank’s implications in its letters to unit holders, based on the general and administrative expenses of other trusts administered by
Southwest Bank in their SEC filings, Southwest Bank’s model of “collective trust administration” does not
have a track record of reducing costs.

Compass Bank Is Well Equipped to Serve as Trustee
•
Compass Bank, together with its consultants and advisors, has administered the
Trust for more than 10 years.
•
Trust management is a core business of Compass Bank, which:
Administers the Trust with two trust officers supported by 40 trust personnel, in addition to internal securities law and oil and gas asset expert support.
Has approximately $4.5 billion in managed assets and $3.9 billion in non-
managed assets.
•
Although
the
Trust
is
Compass
Bank’s
only
royalty
trust,
we
believe
that
a
dedicated
model of trust administration is superior:
We are able to better address the unique elements of the Trust and avoid the risk of falling into a one-size-fits-all or assembly line mentality.
Southwest Bank’s model of administering multiple trusts increases the risk of conflicts of interest and favoritism among trusts in its portfolio.
•
Compass Bank’s size is an asset. Compass Bank and its parent, BBVA, have total capital of $9 billion, compared to Southwest Bank’s $224 million, as of June 30,
2016.

Compass Bank’s Royalty Trust Team
•
Two trust officers are assigned to the Trust.
•
Joshua Peterson serves as the primary trust officer.
He has a law degree and was a practicing lawyer in the oil and gas industry.
He has served as the oil and gas manager for special assets at Compass
Bank for nearly 3 years, which involves all aspects of administering oil and gas assets held in trust.
•
The trust officers are supported by a Compass Bank team of 40 additional trust personnel and a legal department well versed in trust law, SEC and
NYSE requirements.
•
In addition,  the Compass Bank team is supported by many of the same legal, oil and gas, accounting and audit experts that Southwest Bank proposes using.
•
Compass Bank’s model of trust administration has worked well for over 10 years.

Southwest Bank
•
A Texas regional bank
•
Acquired all of its royalty trusteeships in 2014
•
Has attempted to acquire the trusteeship of the Trust for several years:
Originally approached Compass Bank in 2014 about taking over as trustee of the Trust
Attempted again in 2015 when Lee Ann Anderson (a trust officer overseeing the Trust) left Compass Bank to join Southwest Bank and proposed, in connection with her departure, that Compass Bank resign as trustee so that she could take the trusteeship with her to Southwest
Bank
Began the current campaign to remove Compass Bank in August 2016 without advising Compass Bank of any concerns.
•
Has only a token ownership interest in the Trust through one of its business development officers who holds 0.0004% of the outstanding units

Southwest
Bank
Does
Not
Offer
Any
Substantial
Benefit
to
the
Trust
For the expense and effort resulting from its unusual campaign to become trustee, Southwest Bank offers no substantial benefits to the Trust and the unit holders.
•
It is important to remember that a trustee has a limited role, which is largely to disburse funds and audit accounts. Southwest Bank can offer no unique capabilities of substance.
•
It is typical—and advisable—for the trustee to rely on outside legal, oil and gas, accounting and audit experts. Southwest Bank and Ms. Anderson acknowledge that they would continue to rely on the same experts that
Compass Bank currently uses.
•
In recent letters to unit holders, Southwest Bank suggests without specificity or supporting evidence that as trustee it would reduce certain costs and give a higher interest rate for the Trust. These benefits, if they materialize, are immaterial to the Trust and the unit holders.

Southwest
Bank
Does
Not
Offer
Any
Substantial
Benefit
to
the
Trust
(cont’d)
Lee Ann Anderson is not necessary to the administration of the Trust:
•
Ms. Anderson left Compass Bank to join Southwest Bank a year ago, and since then,
Compass Bank has ably administered all aspects of the Trust, including:
Addressing all SEC filings, Sarbanes-Oxley Act requirements, tax reporting and other public company functions, as well as staying current on accounting and oil and gas developments; and
Prosecuting claims against Burlington and raising new audit exceptions.

Southwest
Bank
Does
Not
Offer
Any
Substantial
Benefit
to
the
Trust
(cont’d)
Lee Ann Anderson is not necessary to the administration of the Trust (cont’d):
•
Ms. Anderson was only one member of the robust Compass Bank team that continues to administer the Trust.
Southwest Bank acknowledges that Ms. Anderson would simply “reconnect”
with the team of legal, accounting and audit consultants that  Ms. Anderson once relied upon and that Compass Bank currently engages.
Despite all of her claims of experience and historic knowledge of the Trust, Ms.
Anderson has not identified any concrete improvements she would make in the
Trust’s administration.
Southwest Bank also acknowledges that, even if Ms. Anderson has historic knowledge useful to pending litigation, she has been available to provide testimony as needed.
Ms. Anderson has no formal business, accounting or legal credentials. Her oil and gas experience is limited to what she learned as a trust officer, which is now at least twelve months out of date with regard to the Trust.
•
Although Ms. Anderson has had a long career, she abruptly left the Trust in 2015, and Southwest Bank can give no assurance as to her continued employment or when she may retire.

Southwest
Bank
Does
Not
Offer
Any
Substantial
Benefit
to
the
Trust
(cont’d)
Southwest Bank’s claimed benefits are insubstantial to the Trust and likely will not materialize:
•
In listing its trusteeships, Southwest Bank fails to note that one of its trusts, the Dominion
Resources Black Warrior Trust, has been delisted and is about to be terminated.
•
Southwest Bank provides few details in terms of its plan for the Trust or what “substantial benefits” it would offer. Given the cost of Southwest Bank’s campaign, unit holders should expect concrete and substantive plans to radically improve the administration of the Trust.
Southwest Bank does not propose to provide this.
•
Likewise,
despite
claims
of
cost
savings,
Southwest
Bank
has
provided
no
details
as
to
the
nature of these savings or the basis for their estimates.
•
According
to
SEC
reports
of
the
trusts
Southwest
Bank
does
administer,
in
the
two
years
that
Southwest
Bank
has
served
as
trustee,
no
consistent
decline
in
general
and
administrative
expenses
is
discernible,
and
in
many
cases
expenses
have
increased
during
Southwest
Bank’s
tenure.
•
Each of the trusts in Southwest Bank’s portfolio are unique and do not lend themselves to large-scale cost savings, shared knowledge or other synergies with the Trust:
The trusts have a variety of operators and royalty payors, each with different accounting systems and operating agreements; and
The trust properties are scattered—located offshore in the Gulf of Mexico, in Florida,
Kansas, Louisiana, Mississippi, New Mexico,  Oklahoma, Texas and Wyoming.
•
Given the lack of synergies in its trust portfolio, it is not surprising that Southwest Bank acknowledges that in order to add another trust it would need to engage the same team of experts that Compass Bank currently uses.

Southwest
Bank
Does
Not
Offer
Any
Substantial
Benefit
to
the
Trust
(cont’d)
Southwest Bank’s other claimed benefits will have no impact on the Trust or unit holders:
•
Southwest Bank did not describe these “benefits” in its proxy statement filed with the SEC. This suggests that it is now trying to identify concrete benefits as an afterthought.
•
Southwest Bank claims to be able to save the Trust on Sarbanes-Oxley compliance costs. Since the Trust’s operations are fairly simple, SOX compliance costs are already immaterial.
•
Southwest Bank claims to be able to provide higher interest rates for reserve funds (without describing the extent of any premium). Even if this proves true, it would likely result in a difference of only a few thousands dollars to the Trust because interest income is an insignificant component of the Trust’s distributable income.
•
Compass Bank currently provides individual tax letters to registered unit holders.
There is little more that Southwest Bank could offer in terms of tax reporting.

Southwest
Bank
Does
Not
Offer
Any
Substantial
Benefit
to
the
Trust
(cont’d)
Compass Bank is effectively managing Trust audit exceptions and litigation with
ConocoPhillips:
•
One of the audit exceptions approved by the current trust officer resulted in a net credit adjustment to the Trust of about $760,000 in October 2016 alone.
•
Ms. Anderson was never a key component of the audit or litigation process:
The claims for which she takes credit were filed based on audit exceptions identified by outside audit consultants who have been working with the Trust for approximately 20 years. The same audit consultants continue to review royalty payments and raise audit exceptions. Ms. Anderson’s presence or absence would not change this process.
The claims have been litigated by the same law firm engaged by Compass
Bank. Southwest Bank says it would continue to use this same firm.
The current primary trust officer continues to be actively involved in the litigation and brings the benefit of legal training and understanding of the oil and gas industry. He is well versed in the details of the audit process and litigation and will continue to effectively prosecute claims.
Ms. Anderson has already provided testimony as to historic periods, where relevant, and will be available to provide future testimony if needed.

Southwest
Bank
Does
Not
Offer
Any
Substantial
Benefit
to
the
Trust
(cont’d)
Contrary to Southwest Bank’s suggestions, there are no conflicts of interest in
Compass Bank serving as Trustee:
•
Neither
Compass
Bank
nor
its
parent
BBVA
are
aware
of
any
conflicts
or
potential
conflicts of interest that could affect Compass Bank’s administration of the Trust.
•
No claims of conflicts of interest have been made.
•
The fact that Compass Bank aggressively pursues audit exceptions and is pursuing litigation against ConocoPhillips is proof that Compass Bank does not have conflicts of interest with ConocoPhillips.
•
Compass
Bank
became
the
trustee
of
the
Trust
in
2006.
BBVA
acquired
Compass
Bank in 2007. In that time, there have been no conflicts of interest between the
Trust and the trustee.

Southwest Bank’s Strategy
•
Southwest Bank’s aggressive approach to taking over as trustee is unusual and detrimental to unit holders, the Trust, and the royalty trust industry generally.
Southwest Bank’s self-interested proxy campaign has been burdensome to the Trust and Compass Bank.
The Trust estimates it will incur $250,000 to respond to Southwest
Bank’s proxy campaign, including expenses incurred by Compass Bank in fulfilling its fiduciary duties as trustee. This amount does not include other
costs
incurred
by
Compass
Bank
for
its
own
account,
which
Compass Bank has elected to pay.
The costs borne by the Trust result in reduced distributions to unit holders. In return, Southwest Bank offers only minor, hypothetical benefits.
Southwest Bank appears not to be concerned that its self-interested campaign is costing the Trust and unit holders.
If Southwest Bank is successful, there is little to keep it from using the same approach to acquire other trusteeships. Competing banks may be encouraged to take a similar approach to expanding their trust portfolios. Changes in trustee would result in substantial, unnecessary costs imposed on trusts and ultimately unit holders, with minimal benefit in return.

Disclaimer
In response to the demand by Southwest Bank and Robert Lansford, a senior business development officer at Southwest Bank, the Trust has called a special meeting and filed with the U.S. Securities and Exchange Commission (“SEC”) on October 25, 2016,
a definitive proxy statement in connection with the solicitation of proxies from unit holders of the Trust at the special meeting. The Trust will furnish copies of proxy materials to the unit holders, together with a BLUE proxy card. UNIT HOLDERS ARE
URGED TO READ CAREFULLY THE PROXY STATEMENT AND ANY OTHER RELEVANT
DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY
CONTAIN IMPORTANT INFORMATION. These documents, including the proxy statement (and amendments and supplements thereto) and other documents filed by the Trust with the SEC, will be available for no charge on the SEC’s website at
www.sec.gov and at the Trust’s website at www.sjbrt.com. Copies may also be obtained by
contacting Kaye Wilke
by phone at (866) 809-4553, by email at
sjt.us@bbva.com
or by mail at San Juan Basin Royalty Trust, c/o Compass Bank, Trust
Department, Attn: Investor Relations, 300 W. 7th Street, Suite B, Fort Worth, Texas
76102.
Compass Bank, as trustee of the Trust, may be deemed to be a participant in the solicitation of proxies in connection with the special meeting. Information regarding
Compass Bank’s interests in the Trust by security holdings and otherwise is set forth in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Trust’s subsequent Quarterly Reports on Form 10-Q.